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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2006

CUBIST PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21379 (Commission File Number)	22-3192085 (I.R.S. Employer Identification No.)
65 Hayden Avenue, Lexington, Massachusetts 02421 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

        ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On May 30, 2006, the registrant, Cubist Pharmaceuticals, Inc., or Cubist, filed a Prospectus ("Prospectus") in connection with its registration statement on Form S-3ASR (File No. 333-134559) for the public offering of an aggregate principal amount of $275,000,000 of its Convertible Subordinated Notes due June 15, 2013 (the "Convertible Notes"). Cubist includes in this Current Report on Form 8-K its summary and risk factor disclosures set forth in the Prospectus.

        The summary set forth below is taken directly from the Prospectus. This summary highlights selected information about Cubist. This information is not complete and does not contain all the information you should consider before investing in Cubist's common stock, the Convertible Notes or Cubist's common stock issuable upon conversion of the Convertible Notes. You should carefully read all of Cubist's periodic reports, the "Risk Factors" set forth below, and Cubist's financial statements before making an investment decision.

        The risk factor disclosure set forth below is taken directly from the Prospectus. Investing in Cubist involves a high degree of risk. You should carefully consider the risks described, together with the other publicly available information about Cubist. If any of the risks set forth below actually occur, Cubist's business, operating results or financial condition could be materially adversely affected. This could cause the value of the Convertible Notes or the market price of Cubist's common stock to decline and could cause you to lose all or part of your investment.

PROSPECTUS SUMMARY

Overview

        We are a biopharmaceutical company focused on the research, development and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment. To date, we have concentrated exclusively on developing products for the antiinfective marketplace. We launched CUBICIN® (daptomycin for injection), our flagship product, in the United States in November 2003 after it was approved by the U.S. Food and Drug Administration, or FDA, for the treatment of complicated skin and skin structure infections, or cSSSI, caused by certain Gram-positive bacteria. On May 25, 2006, the FDA approved CUBICIN for the additional indication of Staphylococcus aureus, or S. aureus, bloodstream infections (bacteremia) including those with right-sided infective endocarditis, caused by methicillin-susceptible and methicillin-resistant isolates. In 2004, net product sales of CUBICIN were $58.6 million, in 2005, net product sales of CUBICIN were $113.5 million and in the first quarter of 2006, net product sales of CUBICIN were $37.9 million, including $0.6 million of international product sales.

        In January 2006, our licensee of development and commercialization rights of CUBICIN in the European Union, Chiron Healthcare Ireland Ltd, or Chiron, a subsidiary of Novartis AG, or Novartis, received approval of its Marketing Authorization Application, or MAA, for CUBICIN from the European Medicines Agency, or EMEA (the European Union equivalent to the FDA), for the treatment of complicated skin and soft-tissue infections, or cSSTI, where the presence of suseptible Gram-positive bacteria is confirmed or suspected. Chiron launched CUBICIN in the United Kingdom and the Netherlands in late March 2006, and in Germany in April 2006, while proceeding with pricing negotiations in other European Union markets.

        Our product pipeline includes our lipopeptide program, the product candidate HepeX-B™ and our natural products screening program.

Our Flagship Product: CUBICIN

        CUBICIN is the first antibiotic from a new class of antiinfectives called lipopeptides. Under laboratory conditions, CUBICIN exhibits rapid bactericidal activity against most clinically significant Gram-positive bacteria, including multi-drug resistant bacteria. CUBICIN is currently the only once-daily bactericidal antibiotic approved in the United States for the treatment of cSSSI caused by susceptible strains of certain Gram-positive bacteria. With the recent FDA approval of the expanded label, CUBICIN is also the only once daily bactericidal antibiotic approved in the United States for the treatment of S. aureus bacteremia, including those with right-sided endocarditis, based on results of a prospective, randomized, controlled registration trial. CUBICIN has been on the market for more than two years and, as of the end of the first quarter of 2006, has been used in the treatment of an estimated 172,000 patients.

        We believe that CUBICIN provides an important advantage over existing antibiotic therapies in its approved indications, given its rapid bactericidal properties and distinct mechanism of action, its convenient once-daily dosing regimen, its similar safety profile to other intravenous, or IV, antibiotics and its spectrum of activity against both susceptible strains of Gram-positive pathogens and strains that are resistant to other antibiotic therapies. The increasing prevalence of drug-resistant bacterial pathogens is a concern to the infectious disease community.

Clinical Development of CUBICIN

        CUBICIN has been approved in the United States for the treatment of cSSSI caused by certain Gram-positive bacteria since September 2003. On May 25, 2006, we received approval for CUBICIN for the additional indication of S. aureus bacteremia, including those with right-sided infective endocarditis.

        We currently are conducting a Phase 4 clinical trial to further assess the safety, efficacy and pharmacokinetics of CUBICIN in patients with cSSSI who also have various degrees of renal impairment, including those that require dialysis. In February 2005, clinical sites began screening for eligible subjects. However, enrollment has been difficult and slower than expected. We have recently completed an ascending dose tolerability study. This study evaluated the pharmacokinetics, safety and tolerability of CUBICIN when administered to healthy volunteers at doses of up to 12 mg/kg once daily for 14 days. Results of this study indicate that CUBICIN was well tolerated at those levels. In August 2005, we began enrolling patients in a Phase 1 pediatric study designed to assess the pharmacokinetics and tolerability of CUBICIN in subjects between the ages of two and seventeen inclusive, who have proven or suspected Gram-positive infections for which they are receiving standard antibiotic therapy. We have enrolled 20 of the 24 targeted subjects for this study.

U.S. Market Performance of CUBICIN

        We generated $58.6 million in net product sales of CUBICIN in 2004 and $113.5 million in net product sales of CUBICIN in 2005. In the first quarter of 2006, we generated $37.9 million in net product sales of CUBICIN, including $0.6 million of international product sales. We market CUBICIN to the top U.S. hospitals that dispense the majority of the prescriptions for parenteral antibiotics to treat Gram-positive cSSSI. Most of our sales representatives and business directors have extensive hospital-based sales experience and many have previously sold antiinfectives to the hospitals in their current territories. In order to prepare for the launch of our expanded label, we began to expand our calling effort from approximately 1,300 U.S. hospitals to approximately 1,850 and increased our sales force by 36 sales representatives to a total of approximately 135, as of the end of the first quarter of 2006. Our sales force began to promote the expanded label for CUBICIN immediately following the recent FDA approval.

The International Opportunity for CUBICIN

        In October 2003, we entered into an international commercialization agreement with Chiron for the development and commercialization of CUBICIN in Western and Eastern Europe, Australia, New Zealand, India and certain Central American, South American and Middle Eastern countries. In January 2006, Chiron received approval from the EMEA of its MAA for CUBICIN for the treatment of complicated skin and soft tissue infections, or cSSTI, where the presence of susceptible Gram-positive bacteria is confirmed or suspected. Chiron launched CUBICIN in the United Kingdom and the Netherlands in late March, and in Germany in April, while proceeding with pricing negotiations in other European Union markets. In addition, one of our collaborators, Medison Pharma, Ltd., has received approval for marketing CUBICIN in Israel. We also have entered into agreements with collaborators for the commercialization of CUBICIN in Taiwan, Canada and South Korea. We intend to seek additional development and commercialization agreements in other markets around the world to maximize potential global sales of CUBICIN.

Our Product Development Pipeline

        Our research and development programs focus on opportunities created by unmet needs in the acute care antiinfective market and leverage the expertise and experience we have gained through the development of and continued clinical program supporting CUBICIN. Our lipopetide research and development program is focused on developing an antibiotic candidate with activity in the lung to complement CUBICIN, which binds with surfactant in the lung making CUBICIN inactive against inhaled bacteria that cause pneumonia. During 2005, we identified a number of promising lipopeptide candidates. In 2006, we began the preclinical evaluation of these candidates. We plan to file an investigational new drug application for a first candidate in our lipopeptide program by the end of 2006.

        We are evaluating HepeX-B, a monoclonal antibody product candidate that we licensed from XTL Biopharmaceuticals Ltd., or XTLbio, to determine its potential as a therapy for the prevention of re-infection by the Hepatitis B virus in liver transplant patients. We released data from a Phase 2 clinical trial of HepeX-B in December 2005. We plan to meet with the FDA shortly to review these data and discuss a potential Phase 3 clinical trial design. We are gaining important experience with monoclonal antibodies through this clinical program.

        In our natural products program, we are using proprietary assets and technologies to leverage biodiversity in the soil as a means of natural product drug discovery. More than 30% of new chemical entities on the market today—and more than 70% of antibiotics—have been derived from natural products. Our efforts in this area are focused on screening for novel antimicrobial drug candidates.

Our Address

        We were incorporated as a Delaware corporation on May 1, 1992. Our principal executive offices are located at 65 Hayden Avenue, Lexington, Massachusetts 02421, and our telephone number is (781) 860-8660.

        Our web site is located at www.cubist.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. Cubist and CUBICIN are our registered trademarks. This prospectus contains trademarks and trade names of other companies.

RISK FACTORS

        Investing in our company involves a high degree of risk. You should consider carefully the risks described below, together with the other information included or incorporated by reference in this prospectus. If any of the following risks actually occur, our business, operating results or financial condition could be materially adversely affected. This could cause the value of the convertible notes being offered in this offering or the market price of our common stock to decline, and could cause you to lose all or part of your investment.

Risks Related to Our Business

We depend heavily on the success of our lead product CUBICIN, which may not continue to be widely accepted for the treatment of cSSSI and may not be accepted at all for treatment of new indications by physicians, patients, third-party payors, or the medical community in general.

        We have invested a significant portion of our time and financial resources in the development of CUBICIN. We anticipate that in the near term our ability to generate revenues will depend solely on the continued commercial success of CUBICIN, which depends upon its continued acceptance by the medical community and the potential for future market demand and medical need for CUBICIN. CUBICIN was approved by the FDA in September 2003 for the treatment of complicated skin and skin structure infections, or cSSSI, and launched in the United States in November 2003. In September 2005, we filed a sNDA with the FDA seeking priority review for approval to add the treatment of bacteremia including known or suspected endocarditis caused by S. aureus to the indication statement for CUBICIN. On March 24, 2006, we announced that we had received Approvable Letter from the FDA related to our sNDA. On May 25, 2006, the FDA approved CUBICIN for the additional indication of S. aureus bloodstream infections (bacteremia) including those with right-sided infective endocarditis, caused by methicillin-susceptible and methicillin-resistant isolates.

        We do not have extensive experience as to the sales of this product. Accordingly, we cannot be sure that CUBICIN will continue to be accepted by purchasers in the pharmaceutical market for the treatment of cSSSI. In addition, we cannot be sure that CUBICIN will be accepted at all for the treatment of S. aureus bacteremia, including those with right-sided infective endocarditis or in any additional approved indications, should we receive approval by the FDA of any future sNDAs. Further, CUBICIN currently competes with a number of existing antiinfective drugs manufactured and marketed by major pharmaceutical companies and potentially against new antiinfective drugs that are not yet marketed. The degree of continued market acceptance of CUBICIN, and our ability to grow revenues from the sale of CUBICIN, depends on a number of additional factors, including:

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  demonstration of the clinical efficacy and safety of CUBICIN;

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  the scope and likelihood of regulatory approval of any new indications for CUBICIN;

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  the advantages and disadvantages of CUBICIN compared to alternative therapies;

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  our ability to educate the medical community about the safety and efficacy of CUBICIN;

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  the reimbursement policies of government and third-party payors; and

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  the market price of CUBICIN and alternative therapies.

        We cannot be sure that physicians, patients, third-party payors, or the medical community in general will continue to accept and utilize CUBICIN. Even if the medical community accepts that CUBICIN is safe and efficacious for its approved indications and any future approved indications, physicians may choose to restrict the use of CUBICIN due to antibiotic resistance concerns and both physicians and pharmacy departments may choose other antibiotics on the basis of cost.

Our ability to grow revenues from the commercialization and sale of CUBICIN will be limited if we do not obtain approval to market CUBICIN for additional therapeutic uses, obtain approval in additional countries outside of the United States, or fulfill certain post-approval requirements of the FDA relating to CUBICIN.

        We intend to seek regulatory approval for additional indications. To do so, we will need to successfully conduct additional clinical trials and then apply for and obtain the appropriate regulatory approvals. Our revenues may not grow as expected and our business and operating results may be harmed if additional indications for CUBICIN are not approved in the United States.

        In January 2006, the EMEA granted final approval to Chiron for marketing CUBICIN in the European Union for the treatment of cSSTI, where the presence of susceptible Gram-positive bacteria is confirmed or suspected. Chiron and our other collaborators have submitted or plan on submitting applications for approvals to market CUBICIN in other territories, however, we cannot be sure that any regulatory authority will approve these or any future submissions on a timely basis or at all.

        In addition, the FDA approval to market CUBICIN in the United States for the treatment of cSSSI requires that we conduct a Phase 4 clinical trial to assess the safety, efficacy and pharmacokinetics of CUBICIN in renal impairment patients with cSSSI who also have various degrees of renal impairment, including those that require dialysis. In connection with the recent FDA approval to market CUBICIN in the United States for S. aureus bacteremia, including those with right-sided infective endocarditis, we will be required to design and complete a Phase 4 clinical trial evaluating the potential impact of CUBICIN in combination therapy in the treatment of S. aureus infective endocarditis. We anticipate that we will submit our protocol for this trial by November 2006. Clinical sites began screening for eligible subjects for our Phase 4 renal impairment study in February 2005. Enrollment of eligible subjects in this study has been difficult and slower than expected. It is possible that the FDA may require modifications to this study to address the issue of slower than expected enrollment of eligible subjects. Our business would be seriously harmed if we do not complete this study and the FDA, as a result, requires us to change the marketing label for CUBICIN in respect to patients with renal impairment. In addition, adverse medical events that occur during the Phase 4 clinical trials or during commercial marketing could result in the temporary or permanent withdrawal of CUBICIN from commercial marketing, which could seriously harm our business and cause our stock price to decline.

If we are unable to generate revenues from any drug products other than CUBICIN, our ability to create long-term shareholder value may be limited.

        Apart from CUBICIN, we have no other drug products that have been approved by the FDA, and our current pipeline does not include any drug candidates that will generate revenues in the near term. Unless and until we are able to develop, in-license or acquire other successful drug products, we will continue to rely solely on CUBICIN for our sales revenues. If we are unable to bring any of our current or future drug candidates to market, or to acquire any marketed drug products, our ability to create long-term shareholder value may be limited.

        We have only one drug candidate, HepeX-B, in clinical development. Based on HepeX-B's current stage of clinical development, there is still a significant risk that HepeX-B will never be approved for commercialization. Even if we are able to commercialize HepeX-B, the anticipated market potential for HepeX-B is much smaller than that for CUBICIN. While we are researching other drug candidates for potential clinical development, including a second generation lipopeptide, most drug candidates never make it to the clinical development stage. Even those that do make it into clinical development have only a small chance of gaining regulatory approval and becoming a drug product. We also seek out opportunities to partner with other companies to acquire rights to other drug candidates or drug products, but there is no guarantee that we will be successful in these efforts. In fact, the market to acquire rights to promising drug candidates and drug products is highly competitive, and we are often competing for such rights against companies with significantly more resources and experience.

We will need to obtain regulatory approvals for our other drug candidates, and our ability to generate revenues from the commercialization and sale of products resulting from our development efforts will be limited by any failure to obtain these approvals.

        The FDA and comparable regulatory agencies in foreign countries impose substantial requirements for the development, production and commercial introduction of drug products. These include lengthy and detailed pre-clinical, laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. All of our drug candidates will require governmental approvals for commercialization. To date, we have not obtained government approval for any drug product other than CUBICIN for the indications of cSSSI and S. aureus bacteremia, including those with right-sided infective endocarditis in the United States. Our collaborator, Chiron, has received approval for marketing CUBICIN in the European Union for the indication of cSSTI and in Argentina for cSSSI, and our collaborator, Medison Pharma, Ltd., has received approval for marketing CUBICIN in Israel for the indication of cSSSI. Pre-clinical testing, clinical trials and manufacturing of our drug candidates will be subject to rigorous and extensive regulation by the FDA and corresponding foreign regulatory authorities. In addition, such authorities, including the FDA, may impose more stringent requirements than currently in effect, which may adversely affect our planned drug development efforts. Satisfaction of the requirements of the FDA and of foreign regulatory agency requirements typically takes a significant number of years and can vary substantially based upon the type, complexity and novelty of the drug candidate. The approval procedure and the time required to obtain approval also varies among countries. Approval by one regulatory authority does not ensure approval by regulatory authorities in other jurisdictions.

        No product can receive FDA approval unless human clinical trials show both safety and efficacy for each target indication in accordance with FDA standards. We have limited experience conducting clinical trials. The majority of drug candidates that begin human clinical trials fail to demonstrate the desired safety and efficacy characteristics. Failure to demonstrate the safety and efficacy of our drug candidates for each target indication in clinical trials would prevent us from obtaining required approvals from regulatory authorities, which would prevent us from commercializing those drug candidates. The results of our clinical testing of a drug candidate may cause us to suspend, terminate or redesign our clinical testing program for that drug candidate. We cannot be sure when we, independently or with our collaborators, might be in a position to submit additional drug candidates for regulatory review. Negative or inconclusive results from the clinical trials or adverse medical events during them could cause the clinical trials to be repeated, extended, or a program to be terminated, even if other studies or trials relating to the program are successful. In addition, data obtained from clinical trials are susceptible to varying interpretations that could delay, limit or prevent regulatory approval. In addition, we cannot be sure that regulatory approval will be granted for drug candidates that we submit for regulatory review. Moreover, if regulatory approval to market a drug product is granted, the approval may impose limitations on the indicated use for which the drug product may be marketed as well as additional post-approval requirements.

        Our ability to generate revenues from the commercialization and sale of additional drug products will be limited by any failure to obtain these approvals.

If clinical trials for our drug candidates are unsuccessful or delayed, we will be unable to meet our anticipated development and commercialization timelines, which could harm our business.

        Before we receive regulatory approvals for the commercial sale of any of our drug candidates, our drug candidates are subject to extensive pre-clinical testing and clinical trials to demonstrate their safety and efficacy in humans. Conducting pre-clinical testing and clinical trials is a lengthy, time-consuming and expensive process that often takes many years. Furthermore, we cannot be sure that pre-clinical testing or clinical trials of any drug candidates will demonstrate the safety and efficacy of our drug candidates at all or to the extent necessary to obtain regulatory approvals. Companies in the biotechnology and pharmaceutical industries, including companies with greater experience in pre-clinical testing and clinical trials than we have, have suffered significant setbacks in advanced clinical trials, even after demonstrating promising results in earlier trials. In our own case, clinical trials of CUBICIN for the treatment of community acquired pneumonia failed to demonstrate sufficient efficacy despite promising results in pre-clinical and early clinical trials.

        Our clinical trials must be carried out under protocols that are acceptable to regulatory authorities and to the committees responsible for clinical studies at the sites at which the studies are conducted. There may be delays in preparing protocols or receiving approval for them that may delay either or both of the start and finish of our clinical trials. Feedback from regulatory authorities or results from earlier stage clinical studies might require modifications or delays in later stage clinical trials. These types of delays can result in increased development costs and delayed regulatory approvals. Our ability to secure clinical trial insurance at a reasonable cost could also cause delays.

        Furthermore, there are a number of additional factors that may cause delays in our clinical trials. We have limited experience in conducting pre-clinical testing or clinical trials. We currently have one drug candidate, HepeX-B, in clinical development, and CUBICIN is being studied in additional clinical trials. The rate of completion of our clinical trials is also dependent in part on the rate of patient enrollment. There may be limited availability of patients who meet the criteria for certain clinical trials. Delays in planned patient enrollment can result in increased development costs and delays in regulatory approvals. For example, our clinical trial to determine the safety and efficacy of using CUBICIN to treat bacteremia with known or suspected endocarditis, experienced delays attributable to slow enrollment. In addition, our clinical trials may be delayed by one or more of the following factors:

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  inability to manufacture sufficient quantities of acceptable materials for use in clinical trials;

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  inability to adequately follow patients after treatment;

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  the failure of third-party clinical trial managers to perform their oversight of the trials;

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  the failure of our clinical investigational sites and related facilities and records to be in compliance with the FDA's Good Clinical Practices;

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  inability to enroll study subjects; or

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  the FDA placing a trial on "clinical hold" or temporarily or permanently stopping a trial for a variety of reasons, principally for safety concerns.

        We plan to change the method of manufacture and method of delivery of HepeX-B prior to conducting future clinical trials for this drug candidate. We also plan to meet with the FDA shortly to review the HepeX-B Phase 2 data and discuss a potential Phase 3 clinical trial design. Any problems encountered in the course of changing the method of manufacture or method of delivery for this drug candidate, or in designing our Phase 3 clinical trial, could delay further clinical development.

        If clinical trials for our drug candidates are unsuccessful or delayed, we will be unable to meet our anticipated development and commercialization timelines, which could harm our business and cause our stock price to decline.

We face significant competition from other biotechnology and pharmaceutical companies, particularly with respect to CUBICIN, and our operating results will suffer if we fail to compete effectively.

        The biotechnology and pharmaceutical industries are intensely competitive. We have competitors both in the United States and internationally, including major multinational pharmaceutical and chemical companies, biotechnology companies and universities and other research institutions. Many of our competitors have greater financial and other resources, such as larger research and development staffs and more experienced marketing and manufacturing organizations. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis technologies and drug products that are more effective or less costly than CUBICIN or any drug candidate that we are currently developing or that we may have or develop, which could render our technology obsolete and noncompetitive.

        The competition in the market for therapeutic products that address infectious diseases is intense. CUBICIN faces competition from commercially available drugs such as vancomycin, marketed generically by Abbott, Shionogi & Co., Ltd., and others, Zyvox, marketed by Pfizer, Inc., Synercid, marketed by King Pharmaceuticals, Inc., and Tygacil, marketed by Wyeth. In particular, vancomycin has been a widely used and well known antibiotic for over 40 years and is sold in a relatively inexpensive generic form. In addition, Pfizer could receive FDA approval for Dalbavancin after it resolves the drug candidate's approvable status with the FDA. In addition, there are other drug candidates in development, examples of which are Ceftobiprole and Telavancin, which, if approved, would compete in the IV antibiotic market. If price competition inhibits the acceptance of CUBICIN, if the reluctance of physicians to switch from existing drug products to CUBICIN inhibits the acceptance of CUBICIN, or if physicians switch to new drug products, or choose to reserve CUBICIN for use in limited circumstances, we will not achieve our business plan. In addition, CUBICIN may face competition from drug candidates currently in clinical development, drug candidates that could receive regulatory approval before CUBICIN in countries outside the United States. The inability to compete with existing drug products or subsequently introduced drug products would have a material adverse impact on our operating results.

We are completely dependent on third parties to manufacture CUBICIN, and our commercialization of CUBICIN could be stopped, delayed, or made less profitable if those third parties fail to provide us with sufficient quantities of CUBICIN or fail to do so at acceptable prices.

        We do not have the capability to manufacture our own CUBICIN active pharmaceutical ingredient, or API. We have entered into a manufacturing and supply agreement with ACS Dobfar SpA, or ACS, to manufacture and supply us with CUBICIN drug substance for commercial purposes. ACS is our sole provider of our commercial supply of CUBICIN API. Pursuant to our agreement with ACS, ACS currently stores some CUBICIN API at its facilities in Italy.

        In addition, we do not have the capability to manufacture our own CUBICIN finished drug product. We have entered into manufacturing and supply agreements with both Hospira, Inc., or Hospira, and Cardinal Health PTS, LLC, or Cardinal, to manufacture and supply to us finished product. We began to sell product finished by Cardinal in the third quarter of 2005.

        If Cardinal, Hospira, or, in particular, ACS, experiences any significant difficulties in its manufacturing processes for CUBICIN API or finished product, we could experience significant interruptions in the supply of CUBICIN. Our inability to coordinate the efforts of our third party manufacturing partners, or the lack of capacity available at our third party manufacturing partners, could impair our ability to supply CUBICIN at required levels.

        Because the ACS manufacturing facilities are located in Italy, we may also experience interruption or significant delay in the supply of CUBICIN API due to natural disasters, acts of war or terrorism, shipping embargoes, labor unrest or political instability in Italy. In any such event, the supply of CUBICIN API stored at ACS could also be impacted.

        If we are required to transfer manufacturing processes from our bulk or finished drug product manufacturers to other third-party manufacturers, we would be required to satisfy various additional regulatory requirements, and we could experience significant interruptions in the supply of CUBICIN.

        We cannot guarantee that we will be able to reduce the costs of commercial scale manufacturing of CUBICIN over time. If the manufacturing costs of CUBICIN remain high, it may significantly delay or prevent Cubist from achieving profitability. In order to reduce costs, we may need to develop and implement process improvements. In order to implement such process improvements, we will need, from time to time, to notify or make submissions with regulatory authorities, and the improvements may be subject to approval by such regulatory authorities. We cannot be sure that such approvals will be granted or granted in a timely fashion. We cannot guarantee that we will be able to enhance and optimize output in our commercial manufacturing process. If we cannot enhance and optimize output, we may not be able to reduce our costs over time.

We have collaborative relationships that may expose us to a number of risks.

        We have entered into, and anticipate continuing to enter into, collaborative arrangements with multiple third parties to discover, test, manufacture and market drug candidates and drug products. In October 2003, we entered into an international commercialization agreement with Chiron to seek regulatory approvals and commercialize CUBICIN in Europe, Australia, New Zealand, India and certain Central American, South American and Middle Eastern countries. In April 2006, Chiron's parent corporation was acquired by Novartis. Novartis is now able to exercise control over our CUBICIN partner for Europe and Chiron's other territories. We have also entered into agreements with partners for the commercialization of CUBICIN in Israel, Taiwan, Canada and South Korea. In addition to commercial collaborations, we collaborate with a variety of other companies for manufacturing, clinical trials, clinical and preclinical testing, and research activities. Collaborations such as these are necessary for us to research, develop, and commercialize drug candidates. We cannot be sure that we will be able to establish any additional collaborative relationships on terms acceptable to us or that we will be able to work successfully with our existing collaborators or their successors.

        Reliance on collaborative relationships poses a number of risks including the following:

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  our collaborators may not perform their obligations as expected;

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  the focus of, amount and timing of resources dedicated by our collaborators to their respective collaborations with us is not under our control;

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  some drug candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own drug candidates or drug products;

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  our collaborators may not elect to proceed with the development of drug candidates that we believe to be promising;

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  disagreements with collaborators, including disagreements over proprietary rights or contract interpretation, might cause delays or termination of the research, development or commercialization of drug candidates, might lead to additional responsibilities with respect to drug candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive; and

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  some of our collaborators might develop independently, or with others, drug products that could compete with ours.

        Collaborative arrangements with third parties are a critical part of our business strategy, and any inability on our part to be able to establish collaborations on terms favorable to us or to work successfully with our collaborators will have an adverse effect on our operations and financial performance.

We depend on third parties in the conduct of our clinical trials for CUBICIN and HepeX-B and expect to do so with respect to other drug candidates, and any failure of those parties to fulfill their obligations could adversely affect our development and commercialization plans.

        We depend on independent clinical investigators, contract research organizations and other third party service providers in the conduct of our clinical trials for CUBICIN and HepeX-B and expect to do so with respect to other drug candidates. We rely heavily on these parties for successful execution of our clinical trials but do not control many aspects of their activities. For example, the investigators are not our employees. However, we are responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or our stated protocols. The failure of these third parties to carry out their obligations could delay or prevent the further development, approval and commercialization of CUBICIN and that of future drug candidates.

If we are unable to maintain satisfactory sales and marketing capabilities, we may not succeed in commercializing CUBICIN.

        Until our launch of CUBICIN in November 2003, we had not previously marketed or sold a drug product. In connection with our launch of CUBICIN, we developed our own sales and marketing capabilities in the United States, and we continue to develop those capabilities. We added 36 sales representatives to our existing sales force in the first quarter of 2006. Therefore, our expanded U.S. sales and marketing team has worked together for a limited period of time. We cannot guarantee that we will continue to be successful in marketing CUBICIN on our own in the United States. Chiron began its launch of CUBICIN in the United Kingdom and the Netherlands in 2006. Even if we obtain additional approvals to market CUBICIN in one or more of the countries in which we intend to commercialize CUBICIN pursuant to our collaboration agreement with Chiron or our other current or future collaborations, we cannot guarantee that we or our collaborators will be successful in marketing CUBICIN in international markets.

We have incurred substantial losses in the past and expect to incur additional losses.

        Since we began operations, we have incurred substantial net losses in every fiscal period. We incurred a net loss of $5.9 million for the quarter ended March 31, 2006 and $31.9 million for the year ended December 31, 2005. At March 31, 2006, we had an accumulated deficit of $489.7 million. These losses have resulted from costs associated with conducting research and development, conducting clinical trials, commercialization efforts and associated administrative costs.

        We expect to incur additional operating losses during 2006 related to the continued development and commercialization of CUBICIN, the development of our other drug candidates, as well as investments in other product opportunities. As a result, we cannot predict when we will become profitable, if at all, and if we do, we may not remain profitable for any substantial period of time. If we fail to achieve profitability within the time frame expected by investors, the market price of our common stock may decline.

We may require additional funds.

        Currently, we are not a self-sustaining business, and certain economic and strategic factors may require us to seek additional funds. We believe that the net proceeds from this offering, our existing cash, cash equivalents, investments and the anticipated cash flow from revenues will be sufficient to fund our operating expenses, debt obligations and capital requirements under our current business plan through at least 2008. We expect capital outlays and operating expenditures to increase over the next several years as we continue our commercialization of CUBICIN, actively seek to acquire or in-license additional products or product candidates, and expand our research and development activities and infrastructure. We may need to spend more money than currently expected because of unforeseen circumstances or circumstances beyond our control. We have no committed sources of capital and do not know whether additional financing will be available when needed, or, if available, that the terms will be favorable to our shareholders or us.

        We may seek additional funding through public or private financing or other arrangements with collaborators. If we raise additional funds by issuing equity securities, further dilution to existing stockholders may result. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. We cannot be sure, however, that additional financing will be available from any of these sources or, if available, will be available on acceptable or affordable terms.

        Our annual debt service obligations on our $165.0 million 5 1/2% subordinated convertible notes due in November 2008 are approximately $9.1 million per year in interest payments. Our annual debt service obligations on the $275.0 million in aggregate principal of the convertible notes sold in this offering, assuming no exercise by the underwriters of their option to purchase additional convertible notes, will be approximately $            million per year in interest payments. We intend to use a portion of the net proceeds from this offering to redeem the 5 1/2% subordinated convertible notes. We may add additional lease lines to finance capital expenditures and may obtain additional long-term debt and lines of credit. If we issue other debt securities in the future, our debt service obligations will increase further. If we are unable to generate sufficient cash to meet these obligations and need to use existing cash or liquidate investments in order to fund our debt service obligations or to repay our debt, we may be forced to delay or terminate clinical trials or curtail operations. We may also be forced to obtain funds through collaborative and licensing arrangements that may require us to relinquish commercial rights or potential markets or grant licenses on terms that are not favorable to us. If we fail to obtain additional capital, we will not be able to execute our current business plan successfully.

We may not be able to obtain, maintain or protect certain proprietary rights necessary for the development and commercialization of CUBICIN, our other drug candidates and our research technologies.

        Our commercial success will depend in part on obtaining and maintaining U.S. and foreign patent protection for CUBICIN, our drug candidates, and our research technologies and successfully enforcing and defending these patents against third party challenges. We consider that in the aggregate our unpatented proprietary technology, patent applications, patents and licenses under patents owned by third parties are of material importance to our operations. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. The actual protection afforded by a patent can vary from country to country and may depend upon the type of patent, the scope of its coverage and the availability of legal remedies in the country. Legal standards relating to the validity and scope of patents covering pharmaceutical and biotechnological inventions are continually developing, both in the United States and other important markets outside the United States. Our patent position is highly uncertain and involves complex legal and factual questions, and we cannot predict the scope and breadth of patent claims that may be afforded to our patents or to other companies' patents. We cannot assure you that the patents we obtain or the unpatented proprietary technology we hold will afford us significant commercial protection.

        The primary composition of matter patent covering CUBICIN in the United States has expired. We own or have licensed a limited number of patents directed toward methods of administration and methods of manufacture of CUBICIN. We cannot be sure that patents will be granted with respect to any of our pending patent applications for CUBICIN, our other drug candidates, or our research technologies, or with respect to any patent applications filed by us in the future; nor can we be sure that any of our existing patents or any patents that may be granted to us in the future will be commercially useful in protecting CUBICIN, our other drug candidates or our other technology.

        The degree of future protection for our proprietary rights is uncertain. We cannot be certain that the named applicants or inventors of the subject matter covered by our patent applications or patents, whether directly owned by us or licensed to us, were the first to invent or the first to file patent applications for such inventions. Third parties may challenge, infringe, circumvent or seek to invalidate existing or future patents owned by or licensed to us. A court or other agency with jurisdiction may find our patents invalid and/or unenforceable. Even if we have valid and enforceable patents, these patents still may not provide sufficient protection against competing products or processes.

        If our collaborators or consultants develop inventions or processes independently that may be applicable to our products under development, disputes may arise about ownership of proprietary rights to those inventions and/or processes. Such inventions and/or processes will not necessarily become our property, but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights. Moreover, the laws of foreign countries in which we market our drug products may afford little or no effective protection of our intellectual property, thereby easing our competitors' ability to compete with us in such countries.

        We may engage in collaborations, sponsored research agreements, and other arrangements with academic researchers and institutions that have received and may receive funding from U.S. government agencies. As a result of these arrangements, the U.S. government or certain third parties may have rights in certain inventions developed during the course of the performance of such collaborations and agreements as required by law or by such agreements.

        We also rely on trade secrets and other unpatented proprietary information in our product development activities. To the extent that we maintain a competitive advantage by relying on trade secret and unpatented proprietary information, such competitive advantage may be compromised if others independently develop the same or similar technology, resulting in an adverse effect on our business, financial condition and results of operations. We seek to protect trade secrets and proprietary information in part through confidentiality provisions and invention assignment provisions in agreements with our collaborative partners, employees and consultants. It is possible that these agreements could be breached or that we might not have adequate remedies for any such breaches.

        Our trademarks, CUBICIN, Cubist, and HepeX-B (licensed from XTLbio) in the aggregate are considered to be material to our business. All are covered by registrations or pending applications for registration in the U.S. Patent and Trademark Office and in other countries. Trademark protection continues in some countries for as long as the mark is used and, in other countries, for as long as it is registered. Registrations generally are for fixed, but renewable, terms. We cannot assure you that the trademark protection that we have pursued or will pursue in the future will afford us significant commercial protection.

Third-party patent and intellectual property rights may interfere with our ability to commercialize drug products and research technologies.

        Because the patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions, there can be no assurance that the patents owned and licensed by us, or any future patents, will ensure that others will not be issued patents that may prevent the sale of our drug products or require licensing and the payment of significant fees or royalties. Moreover, to the extent that any of our drug products or methods infringe the patents of a third party, or that our patents or future patents fail to give us an exclusive position in the subject matter claimed in those patents, we will be adversely affected. Patent disputes are frequent and can preclude the commercialization of products. If our drug candidates, drug products, or processes are found to infringe the patents of others or are found to impermissibly utilize the intellectual property of others, our development, manufacture and sale of our infringing drug candidates or drug products could be severely restricted or prohibited. We may be unable to avoid infringement of a third-party patent and may have to obtain a license, defend an infringement action, or challenge the validity of a patent in a court of law or agency of competent jurisdiction. A license may be unavailable on terms and conditions acceptable to us, if at all. Intellectual property litigation can be expensive and time-consuming, and we may be unable to prevail in any such litigation or devote sufficient resources to pursue such litigation. If we do not obtain an appropriate license, if we are found liable for patent infringement or trade secret misappropriation, or if we are not able to have such patents declared invalid and/or unenforceable, we may be liable for significant monetary damages, may encounter significant delays in bringing products to market, and/or may be precluded from participating in the manufacture, use, or sale of products or methods of treatment requiring such licenses.

If we are unable to discover, in-license or acquire drug candidates, we will not be able to implement our current business strategy.

        Our approach to drug discovery is unproven. We have not tested in humans any drug candidates developed from our drug discovery program, and we cannot assure you that we will test in humans any internally developed drug candidates or that there will be clinical benefits associated with any drug candidates that we do develop.

        Our drug product, CUBICIN, and our other current and former drug candidates are the result of in-licensing patents and technologies from third parties. These in-licensing activities represent a significant expense for Cubist and generally require us to pay royalties to other parties on product sales. Unless we are able to use our drug discovery approach to identify suitable drug candidates, acquisition or in-licensing will be our only source of drug candidates. However, there can be no assurance that we will be able to acquire additional desirable drug candidates on acceptable terms, or at all.

        If we are unable to develop successfully our drug candidates, we will not be able to implement our business strategy. Even if we succeed in discovering or acquiring drug candidates, there can be no assurance that we will be successful in developing them. For example in February 2004, we discontinued, due to observed adverse events, clinical development of CAB-175, a parenteral cephalosporin antibiotic that we had in-licensed from Sandoz GmbH, and in April 2004, we discontinued, as a result of data from human clinical research studies, development of oral formulations of ceftriaxone, a broad-spectrum antibiotic for which we had licensed the underlying technology from International Health Management Associates and the University of Utah. Failure to develop new drug candidates successfully would have a material adverse effect on our business, operating results and financial condition.

A variety of risks associated with our international business relationships could materially adversely affect our business.

        We have manufacturing, collaborative and clinical trial relationships outside the United States, and we expect CUBICIN to be marketed worldwide. Consequently, we are, and will continue to be, subject to additional risks related to operating in foreign countries. Associated risks of conducting operations in foreign countries include:

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  differing regulatory requirements for drug approvals in foreign countries;

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  the potential for so-called parallel importing;

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  unexpected changes in tariffs, trade barriers and regulatory requirements;

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  economic weakness, including inflation, or political instability in particular foreign economies and markets;

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  compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

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  foreign taxes, including withholding of payroll taxes;

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  foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business or operating a subsidiary in another country;

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  workforce uncertainty in countries where labor unrest is more common than in the United States;

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  production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

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  business interruptions resulting from geo-political actions, including war and terrorism.

        These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

        Our ability to compete in the highly competitive biotechnology and pharmaceuticals industries depends in large part upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. Historically, we have been highly dependent on our management and scientific and medical personnel. In order to induce valuable employees to remain at Cubist, we have provided options that vest over time. The value to employees of options that vest over time is significantly affected by movements in our stock price that we cannot control and may at any time be insufficient to counteract more lucrative offers from other companies. We have also provided retention letters to a limited number of key employees. Despite our efforts to retain valuable employees, members of our management, scientific and medical teams may terminate their employment with us on short notice. The loss of the services of any of our executive officers or other key employees could potentially harm our business or financial results. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior scientific and medical personnel. Other biotechnology and pharmaceutical companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these factors may be more appealing to high quality candidates than what we have to offer. If we are unable to continue to attract and retain high quality personnel, the rate and success at which we can discover, develop and commercialize drug candidates will be limited.

We may undertake additional strategic acquisitions in the future, and we may not realize the benefits of such acquisitions.

        Although we have limited experience in acquiring businesses and have completed only one business acquisition since our inception, we may acquire additional businesses that we believe will complement or augment our existing business. If we acquire businesses with promising drug candidates or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to move one or more drug candidates through pre-clinical and/or clinical development to regulatory approval and commercialization. Integrating any newly acquired businesses or technologies could be expensive and time-consuming, resulting in the diversion of resources from our current business. We may not be able to integrate any acquired business successfully. We cannot assure you that, following an acquisition, we will achieve revenues, specific net income or loss levels that justify the acquisition or that the acquisition will result in increased earnings, or reduced losses, for the combined company in any future period. Moreover, we may need to raise additional funds through public or private debt or equity financing to acquire any businesses, which would result in dilution for stockholders or the incurrence of indebtedness. We may not be able to operate acquired businesses profitably or otherwise implement our growth strategy successfully.

Our business may suffer if we fail to manage our growth effectively.

        If our potential drug candidates continue to progress in development or we expand the commercialization of CUBICIN, we will continue to build our organization and require significant additional investment in personnel, management systems and resources. Our ability to expand the commercialization of our products, achieve our research and development objectives, and satisfy our commitments under our collaboration agreements depends on our ability to respond effectively to these demands and expand our internal organization to accommodate additional anticipated growth. If we are unable to manage our continued growth effectively, there could be a material adverse effect on our business.

Risks Related to Our Industry

Our products will be subject to ongoing regulatory review.

        Regulatory approvals can be conditioned on certain factors that may delay the marketing of drug products and increase the cost of developing, manufacturing, or marketing drug products. Our company, our drug products and the manufacturing facilities for our drug products are subject to continual review and periodic inspection by the FDA and other regulatory agencies for compliance with pre-approval and post-approval regulatory requirements, including good manufacturing practices, or GMP, regulations, adverse event reporting, advertising and product promotion regulations, and other requirements. In addition, if there are any modifications to a drug product, further regulatory approval will be required. Failure to comply with manufacturing and other post-approval regulations of the FDA and other regulatory agencies can, among other things, result in fines, denial or withdrawal of regulatory approvals, product recalls or seizures, operating restrictions and criminal prosecution. Later discovery of previously unknown problems with a drug product, manufacturer or facility may result in restrictions on the drug product, us or our manufacturing facilities, including withdrawal of the drug product from the market. The cost of compliance with pre- and post-approval regulation may have a negative effect on our operating results and financial condition.

We could incur substantial costs resulting from product liability claims relating to our pharmaceutical products.

        The nature of our business exposes us to potential liability risks inherent in the testing, manufacturing and marketing of pharmaceutical and biotechnology products. Our products and the clinical trials utilizing our products and drug candidates may expose us to product liability claims and possible adverse publicity. Product liability insurance is expensive, is subject to deductibles and coverage limitations, and may not be available in the future. While we currently maintain product liability insurance coverage that we believe is adequate for our current operations, we cannot be sure that such coverage will be adequate to cover any incident or all incidents. In addition, we cannot be sure that we will be able to maintain or obtain insurance coverage at acceptable costs or in a sufficient amount, that our insurer will not disclaim coverage as to a future claim or that a product liability claim would not otherwise adversely affect our business, operating results or financial condition.

We may become involved in patent litigation or other intellectual property proceedings relating to our products or processes that could result in liability for damage or stop our development and commercialization efforts.

        The pharmaceutical industry has been characterized by significant litigation and interference and other proceedings regarding patents, patent applications, trademarks and other intellectual property rights. The types of situations in which we may become parties to such litigation or proceedings include:

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  We or our collaborators may initiate litigation or other proceedings against third parties to enforce our patent rights;

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  We or our collaborators may initiate litigation or other proceedings against third parties to seek to invalidate the patents held by such third parties or to obtain a judgment that our products or processes do not infringe such third parties' patents;

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  If our competitors file patent applications that claim technology also claimed by us, we or our collaborators may participate in interference or opposition proceedings to determine the priority of invention;

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  If third parties initiate litigation claiming that our processes or products infringe their patent or other intellectual property rights, we and our collaborators will need to defend against such proceedings; or

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  If third parties initiate litigation claiming that our brand names infringe their trademarks, we and our collaborators will need to defend against such proceedings.

        An adverse outcome in any litigation or other proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all.

        The cost of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

Revenues generated by products we currently market or that we successfully develop and for which we obtain regulatory approval depend on reimbursement from third-party payers such that if reimbursement for our products is reduced or is insufficient, there could be a negative impact on the utilization of our products.

        Acceptable levels of reimbursement for costs of developing and manufacturing drug products and treatments related to those drug products by government authorities, private health insurers, and other organizations, such as HMOs, can have an affect on the successful commercialization of, and attracting collaborative partners to invest in the development of, our drugs and drug candidates. In both the United States and in foreign jurisdictions, legislative and regulatory actions can affect health care systems and reimbursement for our products.

        For example, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and its implementing regulations, altered the manner in which Medicare sets payment levels for many prescription drugs, including CUBICIN. Under this legislation beginning in 2005, Medicare reimbursement for CUBICIN was based on average sales price or the ASP rather than average wholesale price in both the physician office and hospital outpatient settings. This has resulted in lower payment rates in 2005 as compared to 2004. This payment methodology is relatively new and, as customers continue to adapt to it, sales of CUBICIN could be negatively impacted. In addition, further changes to this methodology are possible. There have been a number of legislative and regulatory actions affecting health care systems. The current uncertainty and the potential for adoption of additional changes could affect the timing and amount of our product revenue, our ability to raise capital, obtain additional collaborators and market our products. Non-Medicare third-party drug procurement organizations may also base the price they are willing to pay on the rate paid by drug procurement organizations for Medicare beneficiaries. Also, we cannot be sure that reimbursement amounts will not reduce the demand for, or the price of, our drug products. Any reduction in demand would adversely affect our business. If reimbursement is not available or is available only at limited levels, we may not be able to obtain collaborators to manufacture and commercialize drug products, and may not be able to obtain a satisfactory financial return on our own manufacture and commercialization of any future drug products.

        Another potentially relevant aspect of this legislation is the establishment of an expanded, voluntary Medicare prescription drug benefit effective January 1, 2006, commonly known as Medicare Part D. Although this expanded benefit includes products that typically are dispensed by pharmacies and that were not previously covered by Medicare, CUBICIN is currently covered under this benefit by some of the private insurance companies that contract with Medicare to offer Part D plans. These companies have considerable discretion as to the drugs provided through such offerings. Although we do not expect many Medicare beneficiaries to obtain CUBICIN through Medicare Part D (and the preexisting Medicare coverage of CUBICIN will continue unchanged), products that are competitive with CUBICIN but were not previously covered by Medicare may now be covered by Medicare through Part D. If such new coverage causes physicians to prescribe products competitive with CUBICIN instead of CUBICIN, our product sales could suffer. Because Part D has been implemented just recently and due to the significant variations in drugs offered by plans and beneficiary cost sharing obligations among the plans, we cannot predict whether the establishment of Medicare Part D will have any impact on sales of CUBICIN.

        Third-party payors are increasingly challenging prices charged for medical products and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, as well as possible legislative changes to reform health care or reduce government insurance programs, may result in lower prices for pharmaceutical products, including any products that may be offered by us in the future. Cost-cutting measures that health care providers are instituting, and the effect of any health care reform, could materially adversely affect our ability to sell any drugs that are successfully developed by us and approved by regulators. Moreover, we are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business. Outside the United States, certain countries set prices in connection with the regulatory process. We cannot be sure that such prices will be acceptable to us or our collaborators.

Our corporate compliance program cannot ensure that we are in compliance with all applicable "fraud and abuse" laws and regulations, and a failure to comply with such regulations or prevail in litigation related to noncompliance could harm our business.

        Our general operations, and the research, development, manufacture, sale and marketing of our products, is subject to extensive laws and regulation, including but not limited to, health care "fraud and abuse" laws, such as the federal false claims act, the federal anti-kickback statute, and other state and federal laws and regulations. While we have developed and implemented a corporate compliance program based upon what we believe are current best practices, we cannot guarantee that this program will protect us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Competitors may develop drug products that make our drug products obsolete.

        Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Even if we are successful in developing effective drug products, new drug products introduced after we commence marketing of any drug product may be safer, more effective, less expensive, or easier to administer than our drug products.

Our use of hazardous materials, chemicals, viruses and radioactive compounds exposes us to potential liabilities.

        Our research and development involves the controlled use of hazardous materials, chemicals, viruses, bacteria and various radioactive compounds. We are subject to numerous environmental and safety laws and regulations. We are subject to periodic inspections for possible violations of any environmental or safety law or regulation. Any violation of, and the cost of compliance with, the regulations could adversely effect our operations. Although we believe that our safety procedures for handling and disposing of hazardous materials comply with the standards prescribed by state and federal regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or a determination of non-compliance, we could be held liable for significant damages or fines.

Risks Related to this Offering and the Convertible Notes

If we are unable to pay all of our debts, you will receive payment on the convertible notes only if we have funds remaining after we have paid our senior indebtedness.

        The convertible notes will be unsecured and subordinated in right of payment to all of our future senior indebtedness. The indenture governing the convertible notes defines senior indebtedness as all of our indebtedness other than any indebtedness that expressly states that it is on the same basis as or subordinated to the convertible notes. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the convertible notes due to an event of default under the indenture and in specified other events, our assets will be available to pay obligations on the notes only after all senior indebtedness has been paid. In addition, the convertible notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the convertible notes or to provide us with funds for payment of the convertible notes. As a result, we may not have sufficient assets to pay amounts due on any or all of the outstanding convertible notes. Although we have no senior indebtedness currently outstanding, the indenture does not limit our ability or the ability of our subsidiaries to incur debt, including senior indebtedness. If we or our subsidiaries were to incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected.

Our indebtedness and the restrictions imposed by the terms of our debt could adversely affect our financial health and our ability to respond to changes in our business.

        As a result of our level of increased debt after the completion of this offering:

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  our vulnerability to adverse general economic conditions and competitive pressures will be heightened;

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  we will be required to dedicate a portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

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  our flexibility in planning for, or reacting to, changes in our business and industry will be limited; and

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  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

        We cannot be sure that our leverage and these restrictions will not materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities. In addition, we cannot be sure that additional financing will be available when required or, if available, will be on terms satisfactory to us. Further, even if we were able to obtain additional financing, we may be required to use proceeds to repay a portion of our debt.

The convertible notes are unsecured and contain no restrictive covenants.

        The convertible notes are not secured by our assets or those of our subsidiaries. The indenture does not limit our ability to incur debt, including secured debt. Accordingly, the convertible notes will be effectively subordinated to any of our existing or future secured debt to the extent of the assets securing that debt. In addition, the indenture does not contain any financial covenants, restrict our ability to repurchase our securities, pay dividends or make restricted payments or contain covenants or other provisions to afford holders protection in the event of a transaction that substantially increases our level of indebtedness. Furthermore, the requirement that we offer to repurchase the convertible notes upon a fundamental change is limited to transactions specified in the definition of "fundamental change" under "Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change" and may not include other events that might adversely affect our financial condition. In addition, the requirement, if applicable, that we offer to repurchase the convertible notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

If an active trading market for the convertible notes does not develop, then the market price of the convertible notes may decline or you may be unable to sell your convertible notes.

        The convertible notes will not be listed on any securities exchange or quoted on the Nasdaq National Market. Prior to this offering, there has been no trading market for the convertible notes. We have been advised by the underwriters that they intend to make a market in the convertible notes, but the underwriters are under no obligation to do so and may discontinue market making at any time. We cannot be sure that any market for the convertible notes will develop or, if one does develop, that it will be maintained. If an active market for the convertible notes fails to develop or be sustained, the trading price of the convertible notes could decline significantly. Also, even if there is a market for the convertible notes, because of fluctuations in our stock price, the market price of the convertible notes and our common stock may be lower than you expected.

We may be unable to repay the convertible notes when due or repurchase the convertible notes upon a repurchase event.

        At maturity, the entire outstanding principal amount of the convertible notes will become due and payable. In addition, if we experience a fundamental change, as described under "Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change," you will have the right to require us to repurchase for cash all or a portion of your convertible notes. We may not have sufficient cash funds to pay the convertible notes at maturity or to repurchase the convertible notes upon a fundamental change. Although there are currently no restrictions on our ability to repay or repurchase the convertible notes, future debt agreements may restrict or prohibit us from repaying or repurchasing the convertible notes. If we are prohibited from repaying or repurchasing the convertible notes, we could seek consent from our lenders. If we are unable to obtain their consent, we could attempt to refinance the notes. If we were unable to obtain a consent or refinance, we would be prohibited from repaying or repurchasing the convertible notes. If we were unable to repay or repurchase the convertible notes when required, it would result in an event of default under the indenture. An event of default under the indenture could result in a further event of default under our other debt. In addition, the occurrence of a fundamental change may be an event of default under our other debt. As a result, we would be prohibited from paying amounts due on the notes under the subordination provisions of the indenture.

Any rating of the convertible notes may cause their trading prices to fall.

        We believe that one or more rating agencies may rate the convertible notes. If the rating agencies rate the convertible notes, they may assign a lower rating than expected by investors. Rating agencies may also lower ratings on the convertible notes in the future. If the rating agencies assign a lower than expected rating or reduce their ratings in the future, the trading price, if any, of the convertible notes could decline.

Our business could suffer if management uses our proceeds from this offering ineffectively.

        Our management will have flexibility in applying the net proceeds of this offering. We intend to use a portion of the net proceeds of this offering to redeem the outstanding $165.0 million of our 5 1/2% convertible subordinated notes. We intend to use the remaining proceeds to increase investment in the commercialization of CUBICIN, to increase investment in building our pipeline through internal and external sources and general corporate purpose. In addition, we may use a portion of the net proceeds of this offering to acquire or invest in businesses, products, services or technologies complementary to our current business, through mergers, acquisitions, in-licensing or similar strategic transactions. We cannot be sure that these expenditures will result in the generation of sufficient revenue to justify the capital expenditures. The failure of our management to apply the proceeds of this offering effectively could have a material adverse effect on our business, results of operations and financial condition.

If you hold the convertible notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

        If you hold the convertible notes, you are not entitled to any rights with respect to our common stock, including, voting rights and rights to receive any dividends or other distributions on our common stock, but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your convertible notes. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment, occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

If any or all of our outstanding convertible notes are converted into shares of our common stock, existing common stockholders will experience immediate dilution and, as a result, our stock price may go down.

        The convertible notes will be convertible, at the option of the holder, into shares of our common stock. We have reserved shares of our authorized common stock for issuance upon conversion of the notes offered hereby. If any or all of the convertible notes offered hereby are converted into shares of our common stock, our existing stockholders will experience immediate dilution and our common stock price may be subject to downward pressure.

The interest on the convertible notes may not be fully deductible for U.S. federal income tax purposes.

        The deductibility of interest is subject to many limitations under the Internal Revenue Code. We might not be able to deduct fully the interest on the convertible notes. The availability of an interest deduction on the convertible notes was not determinative in our issuance of the convertible notes.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile, and the value of our stock could decline.

        The trading price of our common stock has been, and is likely to continue to be volatile. Because the convertible notes are convertible into our common stock, volatility of our common stock price could have a similar effect on the trading price of the convertible notes. Holders who have received our common stock upon conversion of their convertible notes will also be subject to this risk of volatility. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

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  failure to meet or exceed revenue and financial projections we provide to the public;

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  actual or anticipated variations in quarterly operating results;

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  failure to meet or exceed the estimates and projections of the investment community;

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  failure of third party reporters of sales data to accurately report our sales figures;

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  adverse results or delays in clinical trials;

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  our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

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  inability to obtain adequate product supply for any approved drug product or inability to do so at acceptable prices;

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  the termination of a collaboration or the inability to establish additional collaborations;

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  adverse regulatory decisions;

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  unanticipated serious safety concerns related to the use of CUBICIN or any product candidates currently in clinical trials;

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  introduction of new products or services offered by us or our competitors;

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  announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

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  our failure to commercialize additional drug products;

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  issuances of debt or equity securities;

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  significant lawsuits, including stockholder litigation; and

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  other events or factors, many of which are beyond our control.

        In addition, the stock market in general, and the Nasdaq National Market and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would harm our business.

As previously reported in our filings with the SEC, an adverse outcome of the SEC's investigation into trading in our common stock around the time we disclosed information about the results of our Community Acquired Pneumonia trial could cause our stock price to decline.

        In May 2004, the staff of the SEC advised our former Chairman and us that it was considering whether our former Chairman or we had a duty under the anti-fraud provisions of the federal securities laws to disclose information about the results of our Community Acquired Pneumonia trial, or CAP trial, prior to our January 16, 2002 press release. Prior to being notified in May 2004 that the SEC had decided to investigate the company, we had been aware that the staff of the SEC had been conducting a formal investigation captioned "In the Matter of Trading in the Securities of Cubist Pharmaceuticals, Inc." We had understood that the investigation was regarding whether there had been any trading in shares of our common stock while certain individuals were in possession of material nonpublic information about the results of the CAP trial. We had discussions, which were completed in 2004, with the Nasdaq National Market in connection with a 2002 NASD Regulation inquiry into trading in advance of the January 16, 2002 press release. The SEC filed a civil enforcement action against the wife of our former Chairman, her brother and her brother's neighbor on January 12, 2005. This action alleges that the wife of our former Chairman transmitted material non-public information about the results of the CAP trial to her brother, and her brother transmitted this information to his neighbor prior to our press release of January 16, 2002. Neither Cubist nor our former Chairman was named as a defendant in the SEC's action.

        We cannot predict what action, if any, the SEC staff may finally recommend. If the investigation results in a determination that we have failed to properly disclose information relating to the results of our CAP trial, we could be subject to class action lawsuits and derivative actions, substantial fines or penalties and other sanctions, which may adversely affect our stock price and our ability to raise capital. In addition, if the SEC institutes any other proceedings as a result of its investigation, our stock price may decline, even if we are not specifically named as a party to any of these proceedings.

We are exposed to potential risks from recent legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002.

        The Sarbanes-Oxley Act requires that we maintain effective internal controls over financial reporting and disclosure controls and procedures. Among other things, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In future years our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls that we would be required to remediate in a timely manner so as to be able to comply with the requirements of Section 404 each year. If we are not able to comply with the requirements of Section 404 in a timely manner each year, we could be subject to sanctions or investigations by the SEC, the Nasdaq National Market or other regulatory authorities which would require additional financial and management resources and could adversely affect the market price of our common stock.

If our officers, directors and certain stockholders choose to act together, they may be able to significantly influence our management and operations, acting in their best interests and not necessarily those of other stockholders.

        As of January 1, 2006, our directors, executive officers and greater than 5% stockholders and their affiliates beneficially owned approximately 33% of our issued and outstanding common stock. Accordingly, they collectively may have the ability to significantly influence the election of all of our directors and to significantly influence the outcome of corporate actions requiring stockholder approval. They may exercise this ability in a manner that advances their best interests and not necessarily those of other stockholders.

We have implemented anti-takeover provisions that could discourage, prevent or delay a takeover, even if the acquisition would be beneficial to our stockholders.

        The existence of our stockholder rights plan and provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it difficult for a third party to acquire us, even if doing so would benefit our stockholders.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.
By:	/s/ CHRISTOPHER D.T. GUIFFRE Christopher D.T. Guiffre Senior Vice President, General Counsel and Secretary

Dated: May 30, 2006

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PROSPECTUS SUMMARY
RISK FACTORS
Risks Related to Our Business
Risks Related to Our Industry
Risks Related to this Offering and the Convertible Notes
Risks Related to Ownership of Our Common Stock
SIGNATURES